Exhibit 16.1

432 Park Avenue South, 10th Floor New York, NY 10016 / (212) 481-3490 1500 Gateway Boulevard, Suite 202 Boynton Beach, FL 33426 / (561) 752-1721

October 10, 2016

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE:   Praco Corporation

Commission File No. 333-169802

We have read the statements of Praco Corporation pertaining to our firm included under Item 4.01 of Form 8-K dated June 1, 2016 and agree with such statements as they pertain to our firm.

Regards,

Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.
Certified Public Accountants